                                                                     EXHIBIT 4.2

                       NOBLE DRILLING (JIM THOMPSON) INC.
                      13135 South Dairy Ashford, Suite 800
                             Sugar Land, Texas 77478

                                 March 15, 2002


             FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT

         Reference is hereby made to the those certain Note Purchase Agreements dated December 21, 1998 (the "Note Purchase Agreements") between Noble Drilling (Jim Thompson) Inc. (the "Company"), the Purchasers listed on Schedule A attached hereto, and JPMorgan Chase Bank, National Association, f/k/a Chase Bank of Texas, National Association, as trustee ("Trustee"). Terms used herein and not defined shall have the meanings given such terms in the Note Purchase Agreements.

                                   WITNESSETH

         WHEREAS, Noble Drilling Corporation ("NDC") guaranteed the Obligations of the Company under the Agreement and the Notes pursuant to a certain Parent Guaranty dated December 21, 1998 (the "Original Parent Guaranty") by NDC in favor of Trustee;

         WHEREAS, NDC proposes to reorganize its corporate structure in order that, immediately after giving effect to such reorganization, NDC will be a wholly-owned Subsidiary of Noble Holding (U.S.) Corporation ("NHC"), and NHC will be a wholly-owned Subsidiary of Noble Corporation ("Parent");

         WHEREAS, the Company has requested that Purchasers consent to such restructuring, and Purchasers are willing to consent to such restructuring, subject to the terms and conditions hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each undersigned Purchaser hereby agree as follows:

         Each undersigned Purchaser hereby consents to the above-described restructuring, such consent to be effective as of April 25, 2002 upon the satisfaction of each of the following conditions precedent:

         1. The Company, the Trustee and Required Purchasers shall have executed and delivered this Amendment and Consent to the Trustee.

         2. Each of Parent, NHC and NDC shall have executed and delivered to the Trustee for the benefit of Purchasers, an Amended and Restated Parent Guaranty in the form of Exhibit A attached hereto.

         3. The Trustee shall have received from each of Parent, NHC and NDC a certificate, signed by the President, any Vice President, the Treasurer or the Secretary or other appropriate representative thereof, certifying the signatures and incumbency of the officer executing the Amended and Restated Parent Guaranty on behalf of such party, together with copies of the certificate or articles of incorporation, by-laws and resolutions authorizing such execution and delivery of such Amended and Restated Parent Guaranty.

         4. The Trustee shall have received (i) an opinion of Thompson & Knight LLP, counsel to Parent, NHC and NDC, in the form of Exhibit B attached hereto and (ii) an opinion of Maples & Calder, special Cayman Islands counsel to Parent, in the form of Exhibit C attached hereto.

         The Company and each undersigned Purchaser hereby agree that upon the effectiveness hereof, the definition of "Parent Guarantor" set forth in Section 9 of the Note Purchase Agreements shall be amended to read as follows:

         "Parent Guarantor" shall mean, collectively: (i) Noble Corporation, a Cayman Islands exempted company limited by shares, (ii) Noble Holding (U.S.) Corporation, a Delaware corporation, and (iii) Noble Drilling Corporation, a Delaware corporation.

         This Amendment and Consent is a Credit Document for purposes of the Note Purchase Agreements. Capitalized terms used and not defined herein shall have the meanings given such terms in the Note Purchase Agreements. This Amendment and Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                                              Sincerely yours,

                                              NOBLE DRILLING (JIM THOMPSON) INC

                                              By: /s/ MARK L. MEY
                                                 ------------------------------
                                                 Name:  Mark L. Mey
                                                 Title: Treasurer

CONSENTED AND AGREED TO
as of the 15th day of March, 2002

NAME OF HOLDER:

---------------------------------------

By:
   ------------------------------------
   Name:
   Title:


AGREED TO AND ACCEPTED:

JPMORGAN CHASE BANK, Trustee

By: [Authorized Signator]
   ------------------------------------
   Name:
   Title:

                                                                      SCHEDULE A

                        NAMES AND ADDRESSES OF PURCHASERS

USAA Life Insurance Company
Insurance Company Portfolios
USAA IMCO
USAA Building, BK D04N
9800 Fredericksburg Road
San Antonio, TX 78288


The Variable Annuity Life Insurance Company
c/o American General Corporation
Attn: Investment Research Department
2929 Allen Parkway, A36
Houston, TX 77019-2155


John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, MA 02117
Attn: Bond and Corporate Finance Group, T-57


Investors Partner Life Insurance Company
c/o John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, MA 02117
Attn: Bond and Corporate Finance Group, T-57


John Hancock Variable Life Insurance Company
c/o John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, MA 02117
Attn: Bond and Corporate Finance Group, T-57


Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3T2
Englewood, CO 80111
Attn: Corporate Finance Investments

The Great-West Life Assurance Company
8515 East Orchard Road, 3T2
Englewood, CO 80111
Attn: Corporate Finance Investments


Principal Life Insurance Company
711 High Street
Des Moines, IA 50392-0800
Attn: Investment - Securities


Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, OH 43215-2220
Attn: Corporate Fixed-Income Securities